UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2005

Boeing Capital Corporation

(Exact name of registrant as specified in its charter)

(Commission File Number) 0-10795

Delaware	95-2564584
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

500 Naches Ave. SW, 3rd Floor; Renton, Washington	98055
(Address of principal executive offices)	(Zip Code)

(425) 965-4002

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

This Current Report on Form 8-K is for the purpose of disclosing information relating to Boeing Capital Corporation (“BCC” or “Boeing Capital”) that was contained in the press release and Webcast of first quarter 2005 financial results of The Boeing Company (“Boeing”), dated April 27, 2005. The information relevant to Boeing Capital is as follows:

Boeing Capital Corporation

Boeing Capital Corporation continued to create value by supporting the operations of Boeing’s business units and reducing portfolio risk. Revenues for the first quarter were $237 million and pre-tax income was $44 million, both down from the first quarter of 2004 due to portfolio reductions and the absence of gains on asset sales recognized in 2004. BCC results are summarized in Table 7.

Table 7. Boeing Capital Corporation Operating Results

	1st Quarter		% Change
(Millions)	2005	2004
Revenues[1]	$237	$251	(6%)
Pre-Tax Income (Loss)[1]	$44	$73	(40%)
Discontinued Operations (After-Tax)	$0	$9	(100%)

[1]	2004 excludes discontinued operations from the sale of BCC's commercial finance unit.

The quarter-end portfolio balance was $9.4 billion, down from $9.7 billion at the end of 2004. The portfolio reduction reflects normal portfolio run-off and depreciation, which was higher than new business volume for the quarter, and a restructure of certain leases which resulted in the application of reserves to reduce asset values. These factors, combined with solid performance, enabled BCC to contribute $55 million in cash dividends to Boeing during the quarter. Leverage, as measured by the ratio of debt-to-equity, was 5.0-to-1, unchanged from the end of 2004. Boeing Capital debt dropped to $6.8 billion at the end of the first quarter of 2005, compared with $6.9 billion at the end of the fourth quarter 2004, as operating cash flow from the unit exceeded new financing requirements.

Boeing’s outlook for Boeing Capital is set forth in the table below:

Boeing Capital Corporation Financial Outlook (Billions)	2005		2006
Portfolio Growth (Net)	~$	(0.5)		Flat
Revenue	~$	0.9	~$	0.9
Return on Assets		~1%		>1%

Item 9.01. Financial Statements and Exhibits

The following exhibit is furnished as a part of this report:

Exhibit No. 99 Press Release

Item 2.02. Results of Operations and Financial Condition

On April 27, 2005, Boeing publicly announced by means of a press release its first quarter 2005 financial results, some of which relate to Boeing Capital Corporation. The full text of Boeing’s press release is being furnished pursuant to Item 2.02 of Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Boeing Capital Corporation

	By:	/s/ Russell A. Evans
Russell A. Evans
April 27, 2005		Vice President and Chief Financial Officer